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
Item 77 H Insert for:
Scudder International Equity Portfolio - N-SAR
Scudder Institutional Funds- N-SAR

FUND CODE/NAME:     525/SCUDDER INTERNATIONAL EQUITY FD-INST

                                                                                        SOCIAL    ACCOUNT
SHARE BALANCE
     ACCOUNT NUMBER     REGISTRATION                           TAX ID
NUMBER    DEALER/DLR BRANCH     CODE     PERCENT OF TOTAL SHRS

0                                             ***  NO SHAREOWNERS SELECTED **
0                                TOTAL NUMBER OF ACCOUNTS FOR FUND
  120
                                 TOTAL NUMBER OF SHARES FOR FUND
             0.0000
1REPORT NUMBER:  R05164                                  DTG TOP SHAREOWNERS
PAGE:           1
 SOURCE PROGRAM: B04824                  HOLDING 25% OR GREATER OF
TOTAL OUTSTANDING SHARES             SUPER SHEET DATE:  12/09/2004
 JOB:            DGZMU024                             CONFIRM DATE:  10/31/2004
CURRENT DATE:  12/10/2004
 JOB NUMBER:     J14434                                                                       TIME:
12:43:08

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